UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2011 (May 16, 2011)

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 16, 2011, Information Services Group, Inc. (“ISG” or the “Company”) held its Annual Meeting of Stockholders.  Of the 36,268,623 shares outstanding and entitled to vote, 33,916,709 shares were represented at the meeting in person or by proxy, or an approximately 93.5% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Director. The following director was elected to hold office until the 2014 Annual Meeting of Stockholders and until his successor has been elected and has qualified to hold such office. The results of the election of director are as follows:

Director	Votes Cast For	Votes Withheld	Broker Non-Votes
Gerald S. Hobbs	19,992,538	5,004,196	8,919,975

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2011. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 was approved. The voting results are as follows:

For	Against	Abstain
29,387,605	110,072	4,419,032

Proposal 3: Non-Binding Advisory Vote on Executive Compensation.  To approve, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
17,941,685	2,021,670	5,033,379	8,919,975

Proposal 4: Non-Binding Advisory Vote on the Frequency of Stockholder Vote on Executive Compensation.  To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation paid to the Company’s named executive officers should occur every one, two or three years. The voting results are as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
16,031,517	579,758	7,750,223	635,236	8,919,975

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2011	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer